Exhibit 99.2

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2021

(Stated in US Dollars)

	PLAG	ALLINYSON	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$750,658	$246,322	$-	$996,980
Restricted cash	380,750	-	-	380,750
Accounts receivable, net	3,819,073	372,538	-	4,191,611
Inventories	7,816,432	-	-	7,816,432
Advances to suppliers	5,681,083	-	-	5,681,083
Other receivables	1,185,136	-	-	1,185,136
Other receivables-related parties	7,670,434	-	-	7,670,434
Total current assets	27,303,566	618,860	-	27,922,426

Non-current assets
Plant and equipment, net	20,485,449	-	-	20,485,449
Intangible assets, net	4,199,651	-	-	4,199,651
Construction in progress, net	2,475,874	-	-	2,475,874
Prepayment investments	705,805	-	-	705,805
Long-term investments	3,136,910	-	-	3,136,910
Investment in real estates	7,770,943	-	-	7,770,943
Deferred tax assets	1,172,050	-	-	1,172,050
Goodwill	18,180,532	-	7,193,965	25,374,497
Right-of-use assets	584,802	-	-	584,802
Total non-current assets	58,712,016	-	7,193,965	65,905,981

Total assets	$86,015,582	$618,860	$7,193,965	$93,828,407

Liabilities and Stockholders’ Equity
Current liabilities
Short-term bank loans	6,822,054	-	-	6,822,054
Accounts payable	6,237,810	301,593	-	6,539,403
Advance from customers	6,190,091	-	-	6,190,091
Taxes payable	787,593	-	-	787,593
Other payables and accrued liabilities	8,635,189	8,109	-	8,643,297
Other payables-related parties	5,196,227	73,623	-	5,269,850
Lease liabilities-current portion	436,191	-	-	436,191
Deferred income	73,732	-	-	73,732
Total current liabilities	34,378,887	383,325	-	34,762,212

Non-current liabilities
Lease liabilities - non-current	-	-	-	-
Long-term payables	380,345	-	-	380,345
Total non-current liabilities	380,345	-	-	380,345

Total liabilities	$34,759,232	$383,325	$-	$35,142,557

Commitments and contingencies	-	-	-	-

Stockholders’ equity
Preferred stock: $0.001 par value, 5,000,000 shares authorized; none issued and outstanding as of December 31, 2021	-	-	-	-
Common stock: $0.001 par value, 200,000,000 shares authorized; 43,081,930 issued and outstanding as of December 31, 2021	35,582	-	7,500	43,082
Additional paid-in capital	133,232,224	-	7,186,465	140,418,689
Accumulated deficit	(94,072,383)	236,735		(93,835,648)
Accumulated other comprehensive income	7,711,057	(1,200)		7,709,857
Non-controlling interests	4,349,870	-	-	4,349,870

Total stockholders’ equity	$51,256,350	$235,535	$7,193,965	$58,685,850

	$86,015,582	$618,860	$7,193,965	$93,828,407

See Accompanying Notes to the Financial Statements

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(Stated in US Dollars)

	PLAG	ALLINYSON	Adjustments	Combined

Net revenues	$37,767,964	$2,181,329	$-	$39,949,293
Cost of revenues	33,921,709	1,902,381	-	35,824,090
Gross profit	3,846,255	278,948	-	4,125,203

Operating expenses
Selling and marketing expenses	2,053,452	-	-	2,053,452
General and administrative expenses	7,220,769	41,477	-	7,262,246
Research & Developing expenses	808,383	-	-	808,383
Total operating expenses	10,082,604	41,477	-	10,124,081

Operating (loss) income	(6,236,349)	237,471	-	(5,998,878)

Other (expenses) income
Other income	300,885	-	-	300,885
Other expenses	(90,646)	-	-	(90,646)
Interest income	1,455	2	-	1,457
Interest expenses	(646,572)	(1)	-	(646,573)
Impairment of goodwill	(3,263,424)	-	-	(3,263,424)
Total other (expense) income	(3,698,302)	1	-	(3,698,301)

(Loss) income before taxes	(9,934,651)	237,472	-	(9,697,179)

Income tax expenses	(56,450)	-	-	(56,450)

Net (loss) income	$(9,991,101)	$237,472	$-	$(9,753,629)

Less: Net (loss) income attributable to non-controlling interest	(250,616)	-	-	(250,616)

Net (loss) income attributable to common shareholders	$(9,740,485)	237,472	-	(9,503,013)

Foreign currency translation adjustment	761,962	(1,200)	-	760,762

Total comprehensive (loss) income	$(9,229,139)	$236,272	$-	$(8,992,867)

Loss per share attributed to common shareholders
Basic and diluted	-	-	-	(0.29)
Basic and diluted weight average shares outstanding	24,778,588	7,500,000	-	32,278,588

See Accompanying Notes to the Financial Statements

Planet Green Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(Stated in US Dollars)

	PLAG	ALLINYSON	Adjustments	Combined

Net revenues	$3,638,801	$-	$-	$3,638,801
Cost of revenues	2,369,736	-	-	2,369,736
Gross profit	1,269,065	-	-	1,269,065

Operating expenses
Selling and marketing expenses	160,109	-	-	160,109
General and administrative expenses	3,896,489	456	-	3,896,945
Research & Developing expenses	-	-	-	-
Total operating expenses	4,056,598	456	-	4,057,054

Operating (loss) income	(2,787,533)	(456)	-	(2,787,989)

Other (expenses) income
Other income	213,321	-	-	213,321
Other expenses	(186,003)	-	-	(186,003)
Interest income	63	-	-	63
Interest expenses	(23,470)	-	-	(23,470)
Impairment of goodwill	(2,339,829)	-	-	(2,339,829)
Write off receivables from disposal of former subsidiaries	(6,078,623)	-	-	(6,078,623)
Total other (expense) income	(8,414,541)	-	-	(8,414,541)

(Loss) income before income taxes	(11,202,074)	(456)	-	(11,202,530)

Discontinued operations:
(Loss) income from discontinued operations	150,911	-	-	150,911

Income tax expenses	-	-	-	-

Net (loss) income	$(11,051,163)	$(456)	$-	$(11,051,619)

Foreign currency translation adjustment	(1,231,778)	-	-	(1,231,778)

Total comprehensive (loss) income	$(12,282,941)	$(456)	$-	$(12,283,397)

Loss per share
Basic and diluted	-	-	-	(0.63)
Basic and diluted weight average shares outstanding	10,112,648	7,500,000	-	17,612,648

See Accompanying Notes to the Financial Statements

Planet Green Holdings Corp.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Planet Green Holding Corp., a Nevada corporation (the “Company” or “PLAG”), conducts its primary business activities through its subsidiaries located in the People’s Republic of China, including its newly acquired operating subsidiary, Allinyson Ltd (“Allinyson”). Allinyson Ltd (“Allinyson” or “the Company”) is a holding Company incorporated in State of Colorado USA on May 13, 2021. The Allinyson Ltd and its subsidiaries- Guangzhou Haishi Technology Co., Ltd and Baokuan Technology (Hong Kong) Limited are collectively referred to as the Group. The principal subsidiaries through which the Allinyson Ltd conducts its business operations are the online game business; the platform channel business, which consists primarily of the online advertising business. The online game business is the Allinyson Ltd’s core business. The Allinyson Ltd is an emerging start-up online game developer and operator in China as measured by the Philippines popularity of the mobile game Legacy TLBB Mobile. The Allinyson Ltd engages in the development, operation, and licensing of online games for mobile devices. This includes mobile games, which are played on mobile devices and require an Internet connection.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

This pro forma condensed combined financial statements, including the accompanying notes and related disclosures, have been prepared on an as-if basis, assuming that the takeover transaction between the Company and Allinyson Ltd has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. The Allinyson Ltd’s acquisition is accounted for under the acquisition method of accounting. Actual results incorporated results may have differed from those presented herein.

The adjustments described in the following footnotes are intended to reflect the impact of the Allinyson Ltd’s acquisition of PLAG on a pro forma basis. These include pro forma adjustments for preliminary valuations of certain tangible and intangible assets by PLAG management as of the acquisition date of April 8, 2022. The unaudited pro forma condensed combined operations statements for the year ended December 31, 2021, and 2020, giving effect to the Allinyson Ltd acquisition as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2021, gives effect to the Allinyson Ltd’s acquisition as if it had occurred on December 31, 2021. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

According to the Securities and Exchange Commission’s rules and regulations, these unaudited pro forma condensed combined financial statements included herein have been prepared. Certain information and certain footnote disclosures typically included in financial statements prepared under the U.S. generally accepted accounting principles have been condensed or omitted under such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of pro forma condensed combined financial statements

These pro forma condensed combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
Planet Green Holdings Corporation	The British Virgin Islands	100	$10,000
Lucky Sky Planet Green Holdings Co., Limited (H.K.)	Hong Kong	100	1
Jiayi Technologies (Xianning) Co., Ltd.	PRC	100	2,000,000
Fast Approach Inc.	Canada	100	79
Shanghai Shuning Advertising Co., Ltd. (a subsidiary of FAST)	PRC	100	-
Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd.	PRC	85	4,710,254
Xianning Bozhuang Tea Products Co., Ltd.	PRC	100	6,277,922
Jilin Chuangyuan Chemical Co., Ltd	PRC	VIE	9,280,493
Anhui Ansheng Petrochemical Equipment Co., Ltd	PRC	VIE	3,045,776
Shine Chemical Co., Ltd	The British Virgin Islands	100	8,000
Bless Chemical Co., Ltd (a subsidiary of Shine Chemical)	Hong Kong	100	10,000
Hubei Bryce Technology Co., Ltd. (a subsidiary of Bless Chemical)	PRC	100	30,000,000
Shandong Yunchu Supply Chain Co., Ltd	PRC	100	5,000,000
Allinyson Ltd	The United States	100	100,000
Guangzhou Haishi Technology Co., Ltd	PRC	100	156,250
Baokuan Technology (Hongkong) Limited	Hong Kong	100	1,250

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements. Ownership interests of subsidiaries that the Company does not wholly-own are accounted for as non-controlling interests.

On May 18, 2018, the Company incorporated Planet Green Holdings Corporation, a limited company incorporated in the British Virgin Islands. On September 28, 2018, Planet Green BVI acquired JianShi Technology Holding Limited, a limited company incorporated in Hong Kong on February 21, 2012, and Shanghai Xunyang Internet Tech Co., Ltd., a wholly-owned foreign entity incorporated in Shanghai, PRC, on August 29, 2012 (“Shanghai Xunyang”).

On August 12, 2019, through Lucky Sky Holdings Corporations (H.K.) Limited, formerly known as JianShi Technology Holding Limited, Company established Lucky Sky Petrochemical Technology (Xianning) Co., Ltd., a wholly foreign-owned enterprise incorporated in Xianning City, Hubei Province, China.

On December 20, 2019, The Lucky Sky Holdings Corporations (H.K.) Limited sold 100% of equity interest in Shanghai Xunyang.

On May 29, 2020, the Planet Green Holdings Corporation(BVI) incorporated Lucky Sky Planet Green Holdings Co., Limited, a limited company incorporated in Hong Kong.

On June 5, 2020, the Planet Green Holdings Corporation(BVI) acquired all of the outstanding equity interests of Fast Approach Inc. It was incorporated under Canada’s laws and the business of operation of a demand-side platform targeting the Chinese education market in North America.

On June 16, 2020, Lucky Sky Holdings Corporations (H.K.) transferred its 100% equity interest in Lucky Sky Petrochemical to Lucky Sky Planet Green Holdings Co., Limited (H.K.).

On August 10, 2020, Planet Green Holdings Corporation(BVI) transferred its 100% equity interest in Lucky Sky Holdings Corporations (H.K.) Limited to Rui Tang.

On December 9, 2020, Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. changed its name to Jiayi Technologies (Xianning) Co., Ltd.

On August 3, 2021, the Planet Green Holding Corp has acquired 8,000,000 ordinary shares of the Shine Chemical Co., Ltd. As a result, Shine Chemical Co., Ltd, Bless Chemical Co., Ltd and Hubei Bryce Technology Co., Ltd has been wholly-owned subsidiaries of the Planet Green Holding Corp.

On September 1st, 2021, Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd has changed its major shareholder from Mr.Feng Chao to Hubei Bryce Technology Co., Ltd and Hubei Bryce Technology Co., Ltd has held 85% shares of Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd after the alteration of shareholders.

On December 9, 2021, Planet Green Holdings Corporation(Nevada) issued an aggregate of 5,900,000 shares of common stock to the equity holders of Shandong Yunchu Supply Chain Co., Ltd for the transfer to 100% of the equity interest of Shandong Yunchu Supply Chain Co., Ltd to the Jiayi Technologies (Xianning) Co., Ltd.

On April 8, 2022, Planet Green Holdings Corporation(Nevada) issued an aggregate of 7,500,000 shares of common stock to the equity holders of Allinyson Ltd for the acquisition of 100% of the equity interest of Allinyson Ltd.

Consolidation of Variable Interest Entity

Variable Interest Entities (“VIEs”) lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. Any VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the VIE’s risks and rewards. Management makes ongoing reassessments of whether the Company is the primary beneficiary.

On May 9, 2019, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Xianning Bozhuang Tea Products Co., Ltd. (“Xianning Bozhuang”), a company incorporated in China engaging in the sale of tea products, and its shareholders (“Bozhuang Shareholders”). Under the Purchase Agreement, the Company issued an aggregate of 1,080,000 shares of its common stock to the Bozhuang Shareholders in exchange for Bozhuang Shareholders’ agreement to enter into. Their agreement to cause Xianning Bozhuang to enter into certain VIE Agreements with Shanghai Xunyang, through which Shanghai Xunyang shall have the right to control, manage and operate Xianning Bozhuang in return for a service fee approximately equal to 100% of Xianning Bozhuang’s net income (“Bozhuang Acquisition”). On May 14, 2019, Shanghai Xunyang entered into a series of VIE Agreements with Xianning Bozhuang and Bozhuang Shareholders. The VIE Agreements are designed to provide Shanghai Xunyang with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of Xianning Bozhuang, including absolute rights to control the management, operations, assets, property, and revenue of Xianning Bozhuang. The Bozhuang Acquisition closed on May 14, 2019. Starting on May 14, 2019, the Company’s business activities added the production line of green tea and black tea and sales of tea products, of which business activities are carried out in Xianning City, Hubei Province, China. The Company consolidated Xianning Bozhuang’s accounts as its VIE.

On December 20, 2019, through Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. (“WFOE”), the Company entered into exclusive VIE agreements with Taishan Muren, Xianning Bozhuang and Shenzhen Lorain and their shareholders that give the Company the ability to substantially influence those companies’ daily operations and financial affairs and appoint their senior executives. On September 8, 2020, the Company’s Board of Directors resolved to discontinue the operation of Shenzhen Lorain and Taishan Muren due to the continued loss of such two subsidiaries. On September 15, 2020, Lucky Sky Petrochemical terminated the VIE agreements with Shenzhen Lorain and Taishan Muren. The Company has been considered the primary beneficiary of these operating companies and it consolidates their accounts as VIEs.

On January 4, 2021, the Company and Jiayi Technologies (Xianning) Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd. (“Target”), and each of shareholders of the Target (collectively, the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 85% of the outstanding equity interests of the Target (the “Acquisition”). The target is engaged in researching, developing, manufacturing and selling products of ethanol fuel and fuel additives in China. On January 4, 2021, the Company closed the Acquisition.

On March 9, 2021, Planet Green Holdings Corp. (the “Company”) and Jiayi Technologies (Xianning) Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Jilin Chuangyuan Chemical Co., Ltd. (“Target”). Each of shareholders of the Target (collectively, the “Sellers”), under which, among other things and subject to the terms and conditions contained therein, the subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 75% of the outstanding equity interests of the Target (the “Acquisition”). The target is researching, developing, manufacturing formaldehyde, urea-formaldehyde adhesive, methylal, and clean fuel products and selling such products in China. On March 9, 2021, the Company closed the acquisition.

On July 15, 2021, Planet Green Holdings Corp. (the “Company”) and Jiayi Technologies (Xianning) Co., Ltd. (the “Subsidiary”), a subsidiary of the Company, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Anhui Ansheng Petrochemical Equipment Co., Ltd. (“Target”), and each of shareholders of the Target (collectively, the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Subsidiary agreed to effect an acquisition of the Target by acquiring from the Sellers 66% of the outstanding equity interests of the Target (the “Acquisition”). The target is engaged in researching, developing and manufacturing insulation type explosion-proof skid-mounted refueling equipment, LNG cryogenic equipment and SF double deck oil storage tank and selling such products in China. On July 16, 2021, the Company closed the Acquisition.

On September 1st, 2021, Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd has changed its major shareholder from Mr.Feng Chao to Hubei Bryce Technology Co., Ltd and Hubei Bryce Technology Co., Ltd has hold 85% shares of Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd after the alteration of shareholders.

Uses of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements’ date. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar under ASC 830, “Foreign Currency Matters.”

The reporting currency for the Company and its subsidiaries is the U.S. dollar. Fast Approach Inc. uses Canadian (CDN$) as its functional currency, its subsidiary, Shanghai Shuning Advertising Co., Ltd., Jilin Chuangyuan Chemical Co., Ltd. Shandong Yunchu Trading Co., Ltd., Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd , Anhui Ansheng Petrochemical Equipment Co., Ltd, Guangzhou Haishi Technology Co., Ltd and Xianning Bozhuang Tea Products Co., Ltd. uses the Chinese Renminbi (RMB) as its functional currency, Allinyson Ltd and Baokuan Technology (Hongkong) Limited use the U.S dollar as its functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period,

●	Nonmonetary assets and liabilities at historical rates, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses from these re-measurements were not significant and have been included in the Company’s operations results.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

●	Equities at the historical rate, and

●	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are included in accumulated other comprehensive income in stockholders’ equity.

	12/31/2021	12/31/2020
Period-end US$: CDN$ exchange rate	1.2740	1.2754
Period-end US$: RMB exchange rate	6.3757	6.5326
Period average US$: CDN$ exchange rate	1.2531	1.3409
Period average US$: RMB exchange rate	6.4515	6.8996

The RMB is not freely convertible into foreign currency, and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in the translation.

3. PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to Allinyson Ltd’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the amortization expense related to the estimated identifiable intangible assets, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, and the income tax effect related to the pro forma adjustments.

There were no significant intercompany balances and transactions between PLAG and Allinyson Ltd at the dates and for the period of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the Allinyson Ltd’s acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations. Besides, Allinyson Ltd may incur significant expenses for business development and expansion upon consummation of the Allinyson Ltd’s acquisition or in subsequent quarters recorded as an expense in the consolidated statement of operations in the period in which they are incurred.

Entry No.	Description	Dr.	Cr.
1	Goodwill	7,193,965
2	Additional paid-in capital		7,186,465
3	Common stock		7,500

Issuance of shares under share exchange agreement for Allinyson Ltd acquisition